Exhibit 3.2

BY-LAWS

OF

GOLDFINCH MERGER SUB CORP.,

a Delaware Corporation

Approved and Adopted

on March 9, 2018

i

Table of Contents

(continued)

		Page
Article V - Indemnification		9

1.	Indemnification of Directors and Officers	9

2.	Rights of Indemnification	9

Article VI - Miscellaneous Provisions		9

1.	Fiscal Year	9

2.	Seal	9

3.	Execution of Instruments	9

4.	Voting of Securities	9

5.	Resident Agent	9

6.	Corporate Records	9

7.	Certificate of Incorporation	10

8.	Amendments	10

9.	Waiver of Notice	10

ii

BY-LAWS

of

GOLDFINCH MERGER SUB CORP.,

a Delaware corporation

(the “Corporation”)

Article I - Stockholders

1. Annual Meeting. The annual meeting of stockholders shall be held for the election of directors each year at such place, date and time as shall be designated by the Board of Directors. Any other proper business may be transacted at the annual meeting. If no date for the annual meeting is established or said meeting is not held on the date established as provided above, a special meeting in lieu thereof may be held or there may be action by written consent of the stockholders on matters to be voted on at the annual meeting, and such special meeting or written consent shall have for the purposes of these By-laws or otherwise all the force and effect of an annual meeting.

2. Special Meetings. Special meetings of stockholders may be called by the Chief Executive Officer, if one is elected, or, if there is no Chief Executive Officer, the President, or by the Board of Directors, but such special meetings may not be called by any other person or persons. The call for the meeting shall state the place, date, hour and purposes of the meeting. Only the purposes specified in the notice of special meeting shall be considered or dealt with at such special meeting.

3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present and vote at such meeting, and, in the case of a special meeting, the purpose or purposes of the meeting, shall be given by the Secretary (or other person authorized by these By-laws or by law) not less than ten (10) nor more than sixty (60) days before the meeting to each stockholder entitled to vote thereat and to each stockholder who, under the Certificate of Incorporation or under these By-laws is entitled to such notice. If mailed, notice is given when deposited in the mail, postage prepaid, directed to such stockholder at such stockholder’s address as it appears in the records of the Corporation. Without limiting the manner by which notice otherwise may be effectively given to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law (the “DGCL”).

If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken, except that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

4. Quorum. The holders of a majority in interest of all stock issued, outstanding and entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present. The stockholders present at a duly constituted meeting may continue to transact business until, adjournment notwithstanding, the withdrawal of enough stockholders to reduce the voting shares below a quorum.

5. Voting and Proxies. Except as otherwise provided by the Certificate of Incorporation or by law, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by either written proxy or by a transmission permitted by Section 212(c) of the DGCL, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period or is irrevocable and coupled with an interest. Proxies shall be filed with the Secretary of the meeting, or of any adjournment thereof. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting.

6. Action at Meeting. When a quorum is present, any matter before the meeting shall be decided by vote of the holders of a majority of the shares of stock voting on such matter except where a larger vote is required by law, by the Certificate of Incorporation or by these By-laws. Any election of directors by stockholders shall be determined by a plurality of the votes cast, except where a larger vote is required by law, by the Certificate of Incorporation or by these By-laws. The Corporation shall not directly or indirectly vote any share of its own stock; provided, however, that the Corporation may vote shares which it holds in a fiduciary capacity to the extent permitted by law.

7. Presiding Officer. Meetings of stockholders shall be presided over by the Chairman of the Board, if one is elected, or in his or her absence, the Vice Chairman of the Board, if one is elected, or if neither is elected or in their absence, the President. The Board of Directors shall have the authority to appoint a temporary presiding officer to serve at any meeting of the stockholders if the Chairman of the Board, the Vice Chairman of the Board or the President is unable to do so for any reason.

8. Conduct of Meetings. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the presiding officer of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the presiding officer of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

9. Action without a Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted by law to be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office, by hand or by certified mail, return receipt requested, or to the Corporation’s principal place of business or to the officer of the Corporation having custody of the minute book. Every written consent shall bear the date of signature and no written consent shall be effective unless, within sixty (60) days of the earliest dated consent delivered pursuant to these By-laws, written consents signed by a sufficient number of stockholders entitled to take action are delivered to the Corporation in the manner set forth in these By-laws. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

10. Stockholder Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section 10 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting in the manner provided by law. The list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law.

Article II - Directors

1. Powers. The business of the Corporation shall be managed by or under the direction of a Board of Directors who may exercise all the powers of the Corporation except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

2. Number and Qualification. Unless otherwise provided in the Certificate of Incorporation or in these By-laws, the number of directors which shall constitute the whole board shall be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.

3. Vacancies; Reduction of Board. A majority of the directors then in office, although less than a quorum, or a sole remaining Director, may fill vacancies in the Board of Directors occurring for any reason and newly created directorships resulting from any increase in the authorized number of directors. In lieu of filling any vacancy, the Board of Directors may reduce the number of directors.

4. Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws, directors shall hold office until their successors are elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

5. Removal. To the extent permitted by law, a director may be removed from office with or without cause by vote of the holders of a majority of the shares of stock entitled to vote in the election of directors.

6. Meetings. Regular meetings of the Board of Directors may be held without notice at such time, date and place as the Board of Directors may from time to time determine. Special meetings of the Board of Directors may be called, orally or in writing, by the Chief Executive Officer, if one is elected, or, if there is no Chief Executive Officer, the President, or by two or more Directors, designating the time, date and place thereof. Directors may participate in meetings of the Board of Directors by means of conference telephone or other communications equipment by means of which all directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting.

7. Notice of Meetings. Notice of the time, date and place of all special meetings of the Board of Directors shall be given to each director by the Secretary, or Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the officer or one of the directors calling the meeting. Notice shall be given to each director in person, by telephone, or by facsimile, electronic mail or other form of electronic communications, sent to such director’s business or home address at least twenty-four (24) hours in advance of the meeting, or by written notice mailed to such director’s business or home address at least forty-eight (48) hours in advance of the meeting.

8. Quorum. At any meeting of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business. Less than a quorum may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice.

9. Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, a majority of the directors present may take any action on behalf of the Board of Directors, unless a larger number is required by law, by the Certificate of Incorporation or by these By-laws.

10. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the records of the meetings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

11. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, establish one or more committees, each committee to consist of one or more directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval or (ii) adopting, amending or repealing any provision of these By-laws.

Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but in the absence of such rules its business shall be conducted so far as possible in the same manner as is provided in these By-laws for the Board of Directors. All members of such committees shall hold their committee offices at the pleasure of the Board of Directors, and the Board may abolish any committee at any time.

Article III - Officers

1. Enumeration. The officers of the Corporation shall consist of a President and a Secretary, and such other officers, including, without limitation, a Chief Executive Officer, a Chief Financial Officer and one or more Vice Presidents (including Executive Vice Presidents or Senior Vice Presidents), Assistant Vice Presidents and Assistant Secretaries, as the Board of Directors may determine. The Board of Directors may elect from among its members a Chairman of the Board and a Vice Chairman of the Board.

2. Election. The President and Secretary shall be elected annually by the Board of Directors at their first meeting following the annual meeting of stockholders. Other officers may be chosen by the Board of Directors at such meeting or at any other meeting.

3. Qualification. No officer need be a stockholder or Director. Any two or more offices may be held by the same person. Any officer may be required by the Board of Directors to give bond for the faithful performance of such officer’s duties in such amount and with such sureties as the Board of Directors may determine.

4. Tenure. Except as otherwise provided by the Certificate of Incorporation or by these By-laws, each of the officers of the Corporation shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders and until such officer’s successor is elected and qualified or until such officer’s earlier resignation or removal. Any officer may resign by delivering his or her written resignation to the Corporation, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

5. Removal. The Board of Directors may remove any officer with or without cause by a vote of a majority of the directors then in office.

6. Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

7. Chairman of the Board and Vice Chairman. Unless otherwise provided by the Board of Directors, the Chairman of the Board of Directors, if one is elected, shall preside, when present, at all meetings of the stockholders and the Board of Directors. The Chairman of the Board shall have such other powers and shall perform such duties as the Board of Directors may from time to time designate.

Unless otherwise provided by the Board of Directors, in the absence of the Chairman of the Board, the Vice Chairman of the Board, if one is elected, shall preside, when present, at all meetings of the stockholders and the Board of Directors. The Vice Chairman of the Board shall have such other powers and shall perform such duties as the Board of Directors may from time to time designate.

8. Chief Executive Officer. The Chief Executive Officer, if one is elected, shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

9. President. The President shall, subject to the direction of the Board of Directors, have general supervision and control of the Corporation’s business. If there is no Chairman of the Board or Vice Chairman of the Board, the President shall preside, when present, at all meetings of stockholders and the Board of Directors. The President shall have such other powers and shall perform such duties as the Board of Directors may from time to time designate.

10. Vice Presidents and Assistant Vice Presidents. Any Vice President (including any Executive Vice President or Senior Vice President) and any Assistant Vice President shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

11. Chief Financial Officer or Controller. The Chief Financial Officer or Controller shall perform such duties as the Board of Directors may from time to time designate and shall, subject to the direction of the Board of Directors, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. The Chief Financial Officer or Controller shall have custody of all funds, securities, and valuable documents of the Corporation, except as the Board of Directors may otherwise provide. The Chief Financial Officer or Controller shall have such other powers and shall perform such duties as the Board of Directors may from time to time designate.

12. Secretary and Assistant Secretaries. The Secretary shall record the proceedings of all meetings of the stockholders and the Board of Directors (including committees of the Board) in books kept for that purpose. In the absence of the Secretary from any such meeting an Assistant Secretary, or if such person is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof. The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of the Corporation) and shall have such other duties and powers as may be designated from time to time by the Board of Directors.

Any Assistant Secretary shall have such powers and perform such duties as the Board of Directors may from time to time designate.

13. Other Powers and Duties. Subject to these By-laws, each officer of the Corporation shall have, in addition to the duties and powers specifically set forth in these By-laws, such duties and powers as are customarily incident to such officer’s office, and such duties and powers as may be designated from time to time by the Board of Directors.

Article IV - Capital Stock

1. Uncertificated Stock. Shares issued to the stockholders will be uncertificated, until such time as may be determined otherwise by the Board of Directors. The Corporation shall be permitted to issue fractional shares.

2. Transfers. Subject to any restrictions on transfer, the stockholders shall not transfer all or any portion of its shares without the prior written consent (i) of all the other stockholders (if any) (which consent may be withheld for any reason) and/or (ii) the Corporation.

3. Record Holders. Except as may otherwise be required by law, by the Certificate of Incorporation or by these By-laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-laws.

It shall be the duty of each stockholder to notify the Corporation of such stockholder’s post office address.

4. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not precede the date on which it is established, and which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, more than ten (10) days after the date on which the record date for stockholder consent without a meeting is established, nor more than sixty (60) days prior to any other action. In such case only stockholders of record on such record date shall be so entitled notwithstanding any transfer of stock on the books of the Corporation after the record date.

If no record date is fixed, (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, (b) the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this state, to its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded, and (c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Article V - Indemnification

1. Indemnification of Directors and Officers. The Board of Directors shall authorize the Corporation to pay or reimburse any present or former Director or officer of the Corporation any costs or expenses actually and necessarily incurred by him or her in any action, suit or proceeding to which he or she is made a party by reason of his or her holding such position; provided, however, that he or she shall not receive such indemnification if he or she be finally adjudicated therein to be liable for gross negligence or willful misconduct in office. The indemnification herein provided shall also extend to good faith expenditures incurred in anticipation of, or preparation for, threatened or proposed litigation. The Board of Directors may, in proper cases, extend the indemnification to cover the good faith settlement of any such action, suit or proceeding, whether formally instituted or not.

2. Rights of Indemnification. These rights of indemnification and reimbursement shall not be exclusive of any other rights to which such person may be entitled by law, the By-laws, agreement, stockholders’ vote or otherwise.

Article VI - Miscellaneous Provisions

1. Fiscal Year. Except as otherwise determined by the Board of Directors, the fiscal year of the Corporation shall end on December 31 of each year.

2. Seal. The Board of Directors shall have power to adopt and alter the seal of the Corporation.

3. Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes, agreements, documents and other obligations to be entered into by the Corporation in the ordinary course of its business, with or without director action, may be executed on behalf of the Corporation by any director or officer of the Corporation as the Board of Directors may authorize.

4. Voting of Securities. Unless the Board of Directors otherwise provides, the Chief Executive Officer, if one is elected, the President, any Vice President or the Chief Financial Officer, Vice President, Finance or the Treasurer may waive notice of and act on behalf of this Corporation, or appoint another person or persons to act as proxy or attorney in fact for this Corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by this Corporation.

5. Resident Agent. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation.

6. Corporate Records. The original or attested copies of the Certificate of Incorporation, By-laws and records of all meetings of the incorporators, stockholders and the Board of Directors and the stock and transfer records, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, shall be kept at the principal office of the Corporation, at the office of its counsel, or at an office of its transfer agent.

7. Certificate of Incorporation. All references in these By-laws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and in effect from time to time.

8. Amendments. These By-laws may be altered, amended or repealed, and new By-laws may be adopted, by the stockholders or by the Board of Directors; provided, that (a) the Board of Directors may not alter, amend or repeal any provision of these By-laws which by law, by the Certificate of Incorporation or by these By-laws requires action by the stockholders and (b) any alteration, amendment or repeal of these By-laws by the Board of Directors and any new By-law adopted by the Board of Directors may be altered, amended or repealed by the stockholders.

9. Waiver of Notice. Whenever notice is required to be given under any provision of these By-laws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting needs to be specified in any written waiver or any waiver by electronic transmission.